UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2019

Covetrus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38794	83-1448706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Custom House Street, Portland, Maine	04101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 843-5500

135 Duryea Road, Melville, New York 11747

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On February 7, 2019, Covetrus, Inc. (f/k/a HS Spinco, Inc.), a Delaware corporation (the “Company”), announced that it has consummated the previously disclosed Reverse Morris Trust transaction contemplated by (a) the Contribution and Distribution Agreement, dated as of April 20, 2018 (as amended, the “Contribution and Distribution Agreement”), by and among the Company, Henry Schein, Inc., a Delaware corporation and Company’s parent prior to the Distribution (as defined below) (“Henry Schein”), Direct Vet Marketing, Inc. (d/b/a Vets First Choice), a Delaware corporation (“Vets First Choice”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the Vets First Choice stockholders and for the purposes of certain articles set forth therein (the “Vets First Choice Stockholders’ Representative”) and (b) the Agreement and Plan of Merger, dated as of April 20, 2018 (as amended, the “Merger Agreement”), by and among the Company, Henry Schein, HS Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), Vets First Choice and the Vets First Choice Stockholders’ Representative. In accordance with the terms and conditions of the Contribution and Distribution Agreement and the Merger Agreement, (i) prior to February 7, 2019, Henry Schein contributed Henry Schein’s animal health business (the “Henry Schein Animal Health Business”) to the Company, (ii) on February 7, 2019, Henry Schein distributed all of the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) that were then owned by Henry Schein (after giving effect to the Share Sale discussed below) to Henry Schein stockholders of record as of January 17, 2019 (the “Distribution”) and (iii) immediately after the Distribution, Merger Sub merged with and into Vets First Choice (the “Merger”), with Vets First Choice surviving the Merger as the Company’s wholly owned subsidiary. After the Distribution and the Merger, the Company was an independent publicly traded company on the Nasdaq Global Select Market.

Item 1.01	Entry into a Material Definitive Agreement

Term Loan A Facility and Revolving Facility

On February 7, 2019, Vet Intermediate Holdco II, LLC, a wholly owned subsidiary of the Company (the “Borrower”), entered into a credit agreement (the “Credit Agreement”), by and among Borrower, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and issuing lender (the “Administrative Agent” or “Collateral Agent”, as applicable), and the several banks and other financial institutions from time to time party thereto, which provides for (i) a term loan facility (the “Term Loan Facility”) in an aggregate principal amount of $1,200 million and (ii) a cash flow-based revolving credit facility (the “Revolving Facility” and, together with the Term Loan Facility, the “Facilities”) of $300 million (the “Revolving Commitment”). The Term Loan Facility amortizes in quarterly installments equal to five percent of the aggregate initial principal amount thereof per annum, with the balance payable upon final maturity of the Term Loan Facility on February 7, 2024. There are no amortization payments under the Revolving Facility, and all borrowings under the Revolving Facility mature on February 7, 2024.

Initially, the borrowings under the Term Loan Facility and the Revolving Facility will bear annual interest at a floating rate measured by reference to, at the Borrower’s option, either (i) an adjusted London inter-bank offered rate (“LIBOR”) (subject to a floor of 0.00%) plus an applicable margin ranging from 1.25% to 2.25% per annum depending on the Borrower’s total net leverage ratio or (ii) an alternate base rate (subject to a floor of 1.00%) plus an applicable margin ranging from 0.25% to 1.25% per annum depending on the Borrower’s total net leverage ratio. Additionally, unused commitments under the Revolving Facility are subject to a fee ranging from 0.175% to 0.350% per annum depending on the Borrower’s total net leverage ratio.

The Term Loan Facility and the Revolving Facility may be prepaid at the Borrower’s option at any time, without premium or penalty (other than customary breakage costs), subject to minimum principal amount requirements.

Subject to certain exceptions, the Term Loan Facility is subject to mandatory prepayment in an amount equal to the net cash proceeds of (1) certain asset sales, (2) certain debt offerings, and (3) certain insurance recovery and condemnation events. In addition, if either (a) the aggregate extensions of credit exceed the aggregate Revolving Commitment at any time or (b) the aggregate exposure in respect of the letters of credit obligations exceeds $36.75 million at any time, then the amount of such excess is required to be prepaid.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants, among other things, will limit or restrict the ability of the Borrower and its subsidiaries to: incur additional indebtedness; make dividends and other restricted payments; incur additional liens; consolidate, merge, sell or otherwise dispose of all or substantially all assets; make investments; transfer or sell assets; enter into restrictive agreements; change the nature of the business; and enter into certain transactions with affiliates. The Credit Agreement also includes financial covenants requiring (i) compliance with a maximum consolidated net total leverage ratio as of the last day of any fiscal quarter and (ii) compliance with a minimum consolidated net interest coverage ratio as of the last day of any fiscal quarter.

Subject to certain conditions, either the Term Loan Facility or the Revolving Facility may be expanded (or a new term loan facility, revolving credit facility or letter of credit facility added), without the consent of the then-existing lenders (but subject to the receipt of commitments from participating lenders), by up to (i) the greater of (x) $265 million and (y) an amount equal to 100.0% of consolidated EBITDA for the four most recently ended fiscal quarters for which financial statements of the Borrower are available plus (ii) such additional amount as would not cause the consolidated net senior secured leverage ratio, after giving effect to the incurrence of such additional amount and any use of proceeds thereof, to exceed 3.25 to 1.00. Amounts which the Borrower may borrow pursuant to clause (ii) of the preceding sentence may be utilized prior to amounts available under clause (i).

The obligations under the Credit Agreement are guaranteed, pursuant to a Guarantee and Collateral Agreement dated as of February 7, 2019, by and among, the Borrower, the guarantors party thereto and the Collateral Agent (the “Guarantee and Collateral Agreement”), by each direct and indirect wholly owned U.S. restricted subsidiary of the Borrower, subject to certain exceptions, and are secured by a perfected security interest in substantially all tangible and intangible assets of the Borrower and each subsidiary guarantor, including the capital stock of each direct material wholly owned U.S. restricted subsidiary owned by the Borrower and each subsidiary guarantor, and 65% of the capital stock of any non-U.S. subsidiary held directly by the Borrower or any subsidiary guarantor, subject to certain exceptions.

Escrow Agreement

In connection with the Closing (as defined below), on February 7, 2019, the Company entered into an Escrow Agreement (the “Escrow Agreement”) with Henry Schein, the Vets First Choice Stockholders’ Representative and Continental Stock Transfer & Trust Company, the escrow agent in connection with the Merger (the “Escrow Agent”). Pursuant to the Merger Agreement and the Escrow Agreement, the Company deposited 2,111,171 shares of Common Stock, equal to 1.84% of the shares of Common Stock issued and outstanding on a fully diluted basis after giving effect to the Merger (the “Escrowed Shares”), into an escrow account (the “Escrow Account”).

If the Adjustment Amount (as defined in the Merger Agreement) is negative and/or if Vets First Choice stockholders owe an indemnity payment relating to certain tax-related losses as contemplated under the Merger Agreement (a “Pre-Closing Tax Indemnity Payment”), the Escrow Agreement provides that, upon receipt of a joint instruction from Henry Schein, the Company and the Vets First Choice Stockholders’ Representative, the Escrow Agent will distribute an amount of Escrowed Shares with a value equal to the absolute value of the Adjustment Amount and/or the Pre-Closing Tax Indemnity Payment (as determined in accordance with the terms of the Escrow Agreement), as applicable, to the Company and such shares will be cancelled and will no longer be issued and outstanding. Upon the later to occur of (i) the first anniversary of the Closing and (ii) the date on which the final outstanding claim relating to a Pre-Closing Tax Indemnity Payment is resolved, the Escrow Agent will distribute any Escrowed Shares remaining in escrow to each Vets First Choice stockholder on a pro rata basis, upon receipt of a joint instruction from Henry Schein, the Company and the Vets First Choice Stockholders’ Representative.

Transition Services Agreement

In connection with the Closing, on February 7, 2019, the Company entered into a Transition Services Agreement (the “Transition Services Agreement”), with Henry Schein, and a letter agreement memorializing certain understandings between the parties regarding the Transition Services Agreement (the “TSA Letter Agreement”). The Transition Services Agreement sets forth the terms and conditions for the provision by each of Henry Schein and the Company of services to the other, from and following the date of the Distribution. A party providing a service is referred to in this summary as the “provider,” and a party receiving a service is referred to in this summary as the “recipient.”

While the term of the individual services to be provided under the Transition Services Agreement varies, in no event will services be provided thereunder for a period of longer than two years following the date of the Distribution. Subject to certain notice requirements, the recipient has the one-time right to extend the term of any service (other than certain specified services which may not be extended), subject to certain fee increases and obtaining any necessary third party consents, so long as any such extension period would not extend the term of such service beyond the date that is two years following the date of the Distribution. In the event of an early termination of a service by the recipient, the recipient will be required to pay the provider the amount of service fees that would otherwise be payable to the provider for the remainder of the term of such service and the provider will be required to use commercially reasonable efforts to mitigate any residual costs applicable to such service and reimburse the recipient an amount equal to any reduction in such residual costs achieved or received by the provider. In the event the recipient delivers an early termination notice with respect to a service and the provider reasonably determines that such early terminated service is interdependent with other services provided by the provider pursuant to the Transition Services Agreement, the recipient will have the opportunity to withdraw its early termination notice, and if any such early termination notice is not so withdrawn, such early termination notice will result in the concurrent automatic termination of each interdependent service identified by the provider.

The services to be performed by Henry Schein generally relate to the following areas, among others:

•	warehousing services and office space;

•	information technology services;

•

licensing of certain Henry Schein intellectual property currently used and shared among the Combined Company’s business and Henry Schein’s other businesses and not covered by the license granted pursuant to the terms of the Contribution and Distribution Agreement;

•	sourcing private-label products from Henry Schein and selling these products;

•	human resource services;

•	distribution and logistics services;

•	security, accounts receivable and accounts payable services; and

•	inventory and supply chain services.

The categories of services to be provided by the Company to Henry Schein generally relate to the following areas, among others:

•	warehousing services in certain specified countries;

•	information technology services in certain specified countries; and

•	inventory and supply chain services in certain specified countries.

In certain circumstances and subject to certain conditions, additional services may be provided to the recipient at the recipient’s written request, subject to the procedures set out in the Transition Services Agreement.

However, the parties have agreed that in no event will the provider be required to provide legal, compliance, regulatory, internal audit, tax, treasury, or certain other services that the recipient has advised the provider that it does not want to receive after the date of the Distribution (collectively, the “Excluded Services”).

The provider is required to provide each of the services under the Transition Services Agreement to the recipient in at least substantially the same manner, scope and nature, at substantially the same level of professionalism, workmanship and quality, with substantially equal priority and treatment, as each such service was provided, or caused to be provided by the provider to the applicable business during the 12-month period prior to the date of the Distribution.

Within 90 days after the date of the Distribution, the parties will consult regarding the status of a plan for the service migration. The Company is required to deliver to Henry Schein a detailed written work plan describing its progress with respect to the migration of services and how the Company intends to operate as a standalone business without Henry Schein’s provision of such services within the time periods set forth in the Transition Services Agreement.

The Transition Services Agreement may be amended only by a written instrument signed by each of the parties, and any right may be waived only in a written instrument signed by the party against whom the waiver is to be effective. No failure or delay by any party to the Transition Services Agreement to exercise a right operates as a waiver thereof.

The foregoing descriptions of the Credit Agreement, the Guarantee and Collateral Agreement, the Escrow Agreement, the Transition Services Agreement and the TSA Letter Agreement are qualified in their entirety by reference to the full texts of such agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The disclosures under the Introductory Note are incorporated herein by reference.

On February 7, 2019, in connection with the consummation of the Distribution and the Merger (the “Closing”), the Company distributed 60,442,994 shares of Common Stock to Henry Schein stockholders as of January 17, 2019 and issued 39,742,089 shares of Common Stock to Vets First Choice stockholders, which includes shares held in escrow pursuant to the Merger Agreement and the Escrow Agreement. Immediately after consummation of the Merger, on a fully diluted basis and subject to certain adjustments, (i) approximately 63% of the shares of Common Stock were held by holders of Common Stock immediately prior to the Merger, including the Share Sale Investors (as defined below), and underlying certain equity awards held by Company employees who were former Henry Schein employees and (ii) approximately 37% of the shares of Common Stock, including the Escrowed Shares, were held by former Vets First Choice stockholders and underlying certain equity awards held by Company employees who were former Vets First Choice employees.

The issuance of Common Stock in connection with the Distribution and the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4/S-1 (File No. 333-229026) (as amended, the “Form S-4/S-1”) initially filed on December 26, 2018 by the Company with the U.S. Securities and Exchange Commission (the “SEC”), which became effective on February 4, 2019. The Form S-4/S-1 contains additional information about the Distribution and the Merger, as well as the other transactions contemplated by the Contribution and Distribution Agreement and the Merger Agreement, including a description of the treatment of equity awards and information concerning the interests of directors, executive officers and affiliates of Henry Schein and Vets First Choice in the Transactions.

The Common Stock was approved for listing on the Nasdaq Global Select Market and, on February 4, 2019, the date the Form S-4/S-1 became effective, trading of the Common Stock began on a “when-issued” basis under the symbol “CVETV” and such trading continued through February 7, 2019. “Regular way” trading in the Common Stock will begin on February 8, 2019 under the symbol “CVET”.

The foregoing descriptions of the Contribution and Distribution Agreement and the Merger Agreement are qualified in their entirety by reference to the full texts of such agreements and the amendments thereto, which are filed as Exhibits 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6 and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Term Loan A Facility and Revolving Facility” is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sale of Equity Securities

On December 25, 2018, the Company and Henry Schein entered into a Stock Subscription and Purchase Agreement (the “Share Sale Agreement”) with funds and accounts advised by Morgan Stanley Investment Management, Inc. (“MSIM”) and funds affiliated with Sequoia Heritage (“Sequoia”, and together with MSIM, the “Share Sale Investors”), each of whom are “accredited investors,” as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

On February 7, 2019, subject to the terms and conditions of the Share Sale Agreement and prior to the Distribution, the Company issued an aggregate of 11,008,129 shares of Common Stock representing in the aggregate 9.9% of the issued and outstanding shares of Common Stock outstanding after the Merger, at an aggregate offering price of $361,090,029, to the Share Sale Investors in a transaction that was exempt from registration under the Securities Act (the “Share Sale”). The Company relied on the exemption from registration under the Securities Act provided by Section 4(a)(2) for the issuance of shares of Common Stock to the Share Sale Investors.

The consummation of the Share Sale was subject to the satisfaction or waiver of certain customary closing conditions and the proceeds of the Share Sale were paid to the Company and distributed to Henry Schein. In connection with the Share Sale, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) whereby, pursuant to the terms of the Registration Rights Agreement, the Share Sale Investors were granted certain registration rights. In connection with the Company’s execution of the Registration Rights Agreement, Henry Schein agreed to reimburse Vets First Choice and the Company for certain costs incurred and to indemnify Vets First Choice and the Company for certain losses they may incur, each in connection with any resale registration statement filed by the Company pursuant to the Registration Rights Agreement.

The foregoing descriptions of the Share Sale Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full texts of such agreements, which are filed as Exhibits 10.6 and 10.7 and are incorporated herein by reference.

Item 3.03	Material Modification to the Rights of Security Holders

The information set forth in Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

The information set forth in Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Certain Directors and the Executive Officer of the Company

In accordance with the Contribution and Distribution Agreement, on February 7, 2019, effective upon the Closing, Michael S. Ettinger, Mark E. Mlotek and Walter Siegel were removed from the Company’s board of directors by Henry Schein as the Company’s then sole stockholder, which removals were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Also on February 7, 2019, effective upon the Closing, Steven Paladino, the Company’s President, Treasurer and Chief Financial Officer, resigned from his position as an executive officer of the Company, however, Mr. Paladino will continue in his capacity as a member of the Company’s board of directors.

Appointment of Directors of the Company

In connection with the Closing, and in accordance with the Contribution and Distribution Agreement, on February 7, 2019, effective upon the Closing, the Company’s board of directors increased the size of the board to eleven members and the following individuals were appointed as members of the Company’s board of directors: Betsy Atkins, Deborah Ellinger, Philip Laskawy, Mark Manoff, Edward McNamara, Ravi Sachdev, Benjamin Shaw, David Shaw and Benjamin Wolin. Sandra Helton was appointed as a member of the Company’s board of directors immediately prior to the effectiveness of the Form S-4/S-1. David Shaw was appointed as chairman of the Company’s board of directors and Philip Laskawy was appointed as lead independent director. Each of Messrs. Laskawy, Manoff, McNamara, Sachdev and Wolin and Mmes. Atkins, Ellinger and Helton have been determined by the Company’s board of directors to be independent directors. David Shaw is Benjamin Shaw’s father.

For the first three years following the Merger, until the 2022 annual meeting of stockholders, the Company’s board of directors will be divided into three classes, serving staggered terms of one, two and three years, respectively. The first class of directors comprises Sandra Helton, David Shaw and Benjamin Wolin, each of whose terms will expire at the 2020 annual meeting of stockholders. The second class of directors comprises Betsy Atkins, Mark Manoff, Edward McNamara and Steven Paladino, each of whose terms will expire at the 2021 annual meeting of stockholders. The third class of directors comprises Benjamin Shaw, Deborah Ellinger, Philip Laskawy and Ravi Sachdev, each of whose terms will expire at the 2022 annual meeting of stockholders. Following the 2022 annual meeting of stockholders, each director will be elected annually and will hold office for a one-year term until the next annual meeting of stockholders.

Immediately prior to the effectiveness of the Form S-4/S-1, the Company established an audit committee of the Company’s board of director (the “Audit Committee”) and appointed Sandra Helton as chair of the committee. As of the Closing, the Company established a nominating and governance committee (the “Nominating and Governance Committee”), a compensation committee (the “Compensation Committee”), and a strategy committee (the “Strategy Committee”) of the Company’s board of directors. The composition of each such committee is as follows:

Audit Committee	Sandra Helton (Chair)
Mark Manoff
Edward McNamara

Compensation Committee	Betsy Atkins (Chair)
Deborah Ellinger
Edward McNamara
Ravi Sachdev
Benjamin Wolin

Nominating and Governance Committee	Philip Laskawy (Chair)
Deborah Ellinger
Sandra Helton
Betsy Atkins

Strategy Committee	Ravi Sachdev (Chair)
Mark Manoff
Steven Paladino
Benjamin Shaw
Benjamin Wolin

Related Party Transactions

In May 2016, Benjamin Shaw, Chief Executive Officer and Co-Founder of Vets First Choice, acquired restricted common stock of Vets First Choice pursuant to an award agreement under the Direct Vet Marketing, Inc. 2010 Stock Incentive Plan, which provides for the purchase of 292,179 shares of restricted common stock of Vets First Choice. As payment for the stock, Benjamin Shaw issued a promissory note to Vets First Choice in the principal amount of $452,877.45, with an interest rate of 1.5% per annum, and entered into a pledge agreement pursuant to which the shares of restricted common stock were pledged as collateral for the promissory note. Benjamin Shaw repaid all amounts due and payable under the promissory note, or approximately $470,679, on December 28, 2018.

Appointment of Certain Officers of the Company

Effective upon the Closing, and in accordance with the Contribution and Distribution Agreement, on February 7, 2019, each of the following individuals was appointed to the office set forth beside his or her name in the table below and designated as an “officer” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “executive officer” of the Company for purposes of Rule 3b-7 under the Exchange Act.

Name	Age	Title
Benjamin Shaw	40	President, Chief Executive Officer and Director
Christine T. Komola	51	Executive Vice President and Chief Financial Officer
Erin Powers Brennan	48	Senior Vice President, General Counsel and Secretary
Russell Cooke	53	Senior Vice President and Operational Chief Financial Officer
Francis Dirksmeier	57	Senior Vice President and President, North America
David Christopher Dollar	53	Senior Vice President and President, Global Software Services

Michael Ellis	59	Senior Vice President and President, Europe
David Hinton	58	Senior Vice President and President, APAC and Emerging Markets
Timothy Ludlow	53	Senior Vice President and Chief Transformation Officer
Anthony Providenti	51	Senior Vice President, Corporate Development
Georgina Wraight	44	Senior Vice President and President, Global Prescription Management
James Young	60	Senior Vice President and Chief Human Resources Officer

Benjamin Shaw was appointed our President and Chief Executive Officer and a director in February 2019 in connection with the Transactions. From May 2010 until such appointment, Mr. Shaw was the Chief Executive Officer and Co-Founder and until August 2018, president of Vets First Choice. Previously, Mr. Shaw co-founded Black Point Group and served as Partner from 2003 to 2017. Mr. Shaw holds a B.A. in Biology, Political Science and Environmental Studies from Bates College.

Christine T. Komola was appointed our Executive Vice President and Chief Financial Officer in February 2019 in connection with the Transactions. From October 2018 until such appointment, Ms. Komola served as Executive Vice President and Chief Financial Officer of Vets First Choice. Prior to joining Vets First Choice, Ms. Komola served as Chief Financial Officer of Staples, Inc., an office supply company, which she first joined in 1997. Ms. Komola holds a B.S. in Business Administration, Accounting from Miami University.

Erin Powers Brennan was appointed our Senior Vice President, General Counsel and Secretary in February 2019 in connection with the Transactions. From April 2018 until such appointment, Ms. Brennan served as general counsel of Vets First Choice. Prior to joining Vets First Choice, Ms. Brennan was a partner at Morgan, Lewis & Bockius LLP, a law firm, where she worked from September 2013 to April 2018. Ms. Brennan holds a J.D. from Boston College Law School, an M.A. in Law and Diplomacy from the Tufts University Fletcher School of Law and Diplomacy and a B.A. in Government and Latin American Studies from Scrips College.

Russell Cooke was appointed our Senior Vice President and Operational Chief Financial Officer in February 2019 in connection with the Transactions. From July 2016 until such appointment, Mr. Cooke served as Vice President and CFO Global Animal Health for Henry Schein. He also previously served as CFO US Animal Health from 2014 to 2016, CFO European Animal Health from 2012 to 2014, and CFO UK Animal Health from 2010 to 2012. Mr. Cooke is a member of the Chartered Institute of Management Accountants and holds a B.A. (Hons) in Accounting and Finance.

Francis Dirksmeier was appointed our Senior Vice President and President, North America in February 2019 in connection with the Transactions. From January 2015 until such appointment, Mr. Dirksmeier was President, Henry Schein Animal Health at Henry Schein. From 2008 until January 2015, Mr. Dirksmeier worked at General Electric, a multinational conglomerate, serving as General Manager and GM Global Asset Management and Hospital Operations Management. Mr. Dirksmeier holds a B.A. in Business Management from Assumption College.

David Christopher Dollar was appointed our Senior Vice President and President, Global Software Services, in February 2019 in connection with the Transactions. From September 2015 until such appointment, Mr. Dollar served as President, Global Animal Health Practice Solutions at Henry Schein. From October 2014 to August 2015, Mr. Dollar was Chief Operating Officer at HealthMEDX, a software company, and from November 2011 through September 2014, Mr. Dollar served as President, Global Animal Health Practice Solutions at Henry Schein. Mr. Dollar holds a B.S. in Communications and Media Studies from Missouri State University.

Michael Ellis was appointed our Senior Vice President and President, Europe in February 2019 in connection with the Transactions. Prior to such appointment, Mr. Ellis served as Chief Financial Officer – Europe, General Manager and Vice President—Europe, and President—Europe of Henry Schein Animal Health at Henry Schein since April 2009. Mr. Ellis is a qualified Fellow Chartered Management Accountant, FCMA, and has a diploma in Business Studies from Sheffield University.

David Hinton was appointed our Senior Vice President and President APAC and Emerging Markets in February 2019 in connection with the Transactions. From April 2016 until such appointment, Mr. Hinton served as Vice President & Managing Director—ANZ, and from January 2011 to April 2016 as Vice President & Managing Director—UK, Ireland and France of Henry Schein Animal Health. Mr. Hinton holds a Post Graduate Diploma in Management Studies, and a Diploma in Marketing from the University of the West of England.

Timothy Ludlow was appointed our Senior Vice President and Chief Transformation Officer in February 2019 in connection with the Transactions. Prior to such appointment, Mr. Ludlow served from August 2018 as Chief Integration and Transformation Officer and, from March 2015 to August 2018, as Chief Financial Officer of Vets First Choice. From October 2012 to March 2015, Mr. Ludlow served as Chief Financial Officer of Pine State Trading Company, a beverage distribution company, and from April 2008 until September 2012, Mr. Ludlow served as Senior Vice President and Treasurer of C&S Wholesale Grocers. Mr. Ludlow is a qualified UK accountant, FCCA.

Anthony Providenti was appointed our Senior Vice President, Corporate Development in February 2019 in connection with the Transactions. Prior to such appointment, Mr. Providenti has served in a number of positions at Henry Schein since 2003, including Vice President, Corporate Business Development Group, and Vice President, Strategy and Development, Global Animal Health Group. Mr. Providenti holds a J.D. from Fordham University School of Law and a B.S. in Accounting from Lehigh University.

Georgina Wraight was appointed our Senior Vice President and President, Global Prescription Management, in February 2019 in connection with the Transactions. Prior to such appointment, Ms. Wraight served from August 2018 as President, and from January 2018 to August 2018, as Chief Operating Officer of Vets First Choice, and from November 2015 until August 2017, she served as Chief Operating Officer of the Rockport Company, a shoe manufacturer. From September 2012 to November 2015, Ms. Wraight served as Group Chief Financial Officer and then as Chief Operating Officer of Highline United & Modern Shoe Company. Ms. Wraight is a qualified Fellow Chartered Management Accountant, FCMA.

James Young was appointed our Senior Vice President and Chief Human Resources Officer in February 2019 in connection with the Transactions. From November 2018 until such appointment, Mr. Young served as Senior Vice President and Chief Human Resources Officer of Vets First Choice. Prior to joining Vets First Choice, Mr. Young served as Chief Human Resources Officer at Aptuit, LLC from April 2013 to August 2017. From May 2010 to February 2013, he served as co-founder and Chief Operating Officer of Ruckus Media Group. Mr. Young holds a B.A. in Philosophy and Political Science from Fairleigh Dickinson University.

Employment Agreements with Named Executive Officers

On February 7, 2019, the Company entered into employment agreements with each of the Company’s named executive officers: Benjamin Shaw, Christine T. Komola, Francis Dirksmeier, David Christopher Dollar and Georgina Wraight. Certain key terms applicable to each of the employment agreements are described below.

The employment agreements with each of the Company’s named executive officers entitle the executive to an annual base salary and annual target bonus opportunity, which for 2019 will equal a percentage of the executive’s annual base salary. The employment agreements provide that each named executive officer is eligible to participate in the Company’s long-term incentive equity compensation program. In 2019, 50% of each equity grant under the long-term incentive equity compensation program to a named executive officer will be in the form of performance-based stock options, and the remaining 50% of such grant will be in the form of full value awards (which may be in the form of restricted stock or restricted stock units). Each employment agreement has an initial three-year term and will automatically renew for a one-year period on each anniversary thereafter unless notice of non-renewal is given 60 days (90 days for the Company’s Chief Executive Officer) prior to the expiration of the renewal date or it is otherwise terminated pursuant to its terms.

In the event a named executive officer is terminated by the Company without cause or resigns for good reason, subject to the applicable executive’s timely execution and nonrevocation of a release of claims in the Company’s favor, the executive will be entitled to receive continued base salary for a certain number of months, a pro-rated annual bonus amount based on the executive’s target bonus opportunity and continued medical, dental and vision coverage pursuant to COBRA at the active employee rate, if elected, up to a certain number of months. If the executive’s termination occurs during the period commencing on the date that is two months prior to (or the earlier date of execution of a definitive agreement with respect to a change of control) and ending 12 months following a change in control (a “Change in Control Termination”), subject to the executive’s timely execution and nonrevocation of a release of claims in the Company’s favor, the executive is entitled to receive the following in lieu of the severance benefits described in the previous sentence: (i) a multiple of the executive’s base salary plus target bonus opportunity, paid in regular payroll installments over a certain period following the executive’s employment termination date; (ii) up to a certain number of months of continued medical, dental and vision coverage pursuant to COBRA at the active employee rate, if elected; and (iii) accelerated vesting of the executive’s time-based equity awards and pro-rated vesting of awards subject to performance-based vesting conditions at the greater of (x) target-level performance and (y) actual performance, in each case through the later of the executive’s termination date or the date of the change in control.

Subject to the key terms described above, terms of the employment agreement with each named executive officer are as follows:

Benjamin Shaw

Mr. Shaw’s employment agreement governs the terms and conditions of his employment as the Company’s Chief Executive Officer. Mr. Shaw’s employment agreement entitles Mr. Shaw to an annual base salary of $835,000 and an annual target bonus opportunity, which for 2019 equals 100% of Mr. Shaw’s annual base salary. Under the terms of his employment agreement, Mr. Shaw is eligible to participate in the Company’s long-term incentive equity plan. The value of Mr. Shaw’s initial grant under the long-term incentive equity plan will be equal to $3,500,000, of which fifty percent (50%) will be in the form of performance-based stock options, and the remaining fifty percent (50%) will be in the form of full value awards. If Mr. Shaw is terminated by the Company without cause or resigns for good reason (which includes non-renewal of the employment term by the Company), he is entitled to receive continued base salary for twenty-four months, a pro-rated annual bonus, and continued COBRA coverage for eighteen months. If Mr. Shaw experiences a Change in Control Termination, he is entitled to receive two times his base salary plus target bonus opportunity, COBRA coverage for eighteen months, and the equity acceleration described above.

Christine T. Komola

Ms. Komola’s employment agreement governs the terms and conditions of her employment as the Company’s Executive Vice President and Chief Financial Officer. Ms. Komola’s employment agreement entitles her to an annual base salary of $650,000 and an annual target bonus opportunity, which for 2019 equals 75% of Ms. Komola’s annual base salary. Ms. Komola’s initial grant under the Company’s long-term incentive equity plan will be equal to $1,500,000. Ms. Komola is also entitled to receive a “new hire” grant under the Company’s long-term incentive equity plan in an amount equal to approximately $1,250,000. Ms. Komola is entitled to reimbursement of certain relocation expenses, in an amount not to exceed $250,000, together with reimbursement of certain short-term living expenses prior to her relocation. If Ms. Komola is terminated by the Company without cause or resigns for good reason (which includes non-renewal of the employment term by the Company), Ms. Komola is entitled to receive continued base salary for eighteen months, a pro-rated annual bonus, and continued COBRA coverage for eighteen months. If Ms. Komola experiences a Change in Control Termination, she is entitled to receive one and one half times her base salary plus target bonus opportunity, COBRA coverage for eighteen months, and the equity acceleration described above.

Francis Dirksmeier

Mr. Dirksmeier’s employment agreement governs the terms and conditions of his employment as the Company’s Senior Vice President and President, North America. Mr. Dirksmeier’s employment agreement entitles him to an annual base salary of $450,000 and an annual target bonus opportunity, which for 2019 equals 60% of Mr. Dirksmeier’s annual base salary. Mr. Dirksmeier’s initial grant under the Company’s long-term incentive equity plan will be equal to $675,000. If Mr. Dirksmeier is terminated by the Company without cause or resigns for good reason (which includes non-renewal of the employment term by the Company), Mr. Dirksmeier is entitled to receive continued base salary for twelve months, a pro-rated annual bonus, and continued COBRA coverage for twelve months. If Mr. Dirksmeier experiences a Change in Control Termination, he is entitled to receive a multiple of one times his base salary plus target bonus opportunity, COBRA coverage for twelve months, and the equity acceleration described above.

David Christopher Dollar

Mr. Dollar’s employment agreement governs the terms and conditions of his employment as the Company’s Senior Vice President and President, Global Software Services. Mr. Dollar’s employment agreement entitles him to an annual base salary of $400,001 and an annual target bonus opportunity, which for 2019 equals 60% of Mr. Dollar’s annual base salary. Mr. Dollar’s initial grant under the Company’s long-term incentive equity plan will be equal to $600,000. If Mr. Dollar is terminated by the Company without cause or resigns for good reason (which includes non-renewal of the employment term by the Company), Mr. Dollar is entitled to receive continued base salary for twelve months, a pro-rated annual bonus, and continued COBRA coverage for twelve months. If Mr. Dollar experiences a Change in Control Termination, he is entitled to receive a multiple of one times his base salary plus target bonus opportunity, COBRA coverage for twelve months, and the equity acceleration described above.

Georgina Wraight

Ms. Wraight’s employment agreement governs the terms and conditions of her employment as the Company’s Senior Vice President and President, Global Prescription Management. Ms. Wraight’s employment agreement entitles her to an annual base salary of $400,001 and an annual target bonus opportunity, which for 2019 equals 60% of Ms. Wraight’s annual base salary. Ms. Wraight’s initial grant under the Company’s long-term incentive equity plan will be equal to $600,000. If Ms. Wraight is terminated by the Company without cause or resigns for good reason (which includes non-renewal of the employment term by the Company), Ms. Wraight is entitled to receive continued base salary for twelve months, a pro-rated annual bonus, and continued COBRA coverage for twelve months. If Ms. Wraight experiences a Change in Control Termination, she is entitled to receive a multiple of one times her base salary plus target bonus opportunity, COBRA coverage for twelve months, and the equity acceleration described above.

The descriptions of the employment agreements entered into with Mr. Shaw, Ms. Komola, Mr. Dirksmeier, Mr. Dollar and Ms. Wraight are qualified in their entirety by reference to the full texts of such agreements, which are filed as Exhibits 10.8, 10.9, 10.10, 10.11 and 10.12, respectively, and are incorporated herein by reference.

Annual Incentive Plan

In connection with the Closing, on February 7, 2019, the Compensation Committee adopted the Covetrus Annual Incentive Plan (the “AIP”). The AIP provides pay for performance incentive compensation to the Company’s employees, including the Company’s named executive officers, rewarding them for their contributions to the Company with incentive compensation based on attainment of pre-determined corporate and individual performance goals, as applicable.

The Compensation Committee designates participants in the AIP for each performance period. The Compensation Committee may establish corporate performance goals and individual performance goals for the Company’s named executive officers under the AIP. The Compensation Committee may subsequently adjust the performance goals to take into account such unanticipated circumstances or significant events as the Compensation Committee determines.

Each named executive officer’s incentive award opportunity is expressed as a target award level, which may be a percentage of annualized base salary or a set dollar amount. The incentive awards may be paid in cash or equity or any other form of consideration as determined by the Compensation Committee. Incentive awards, if any, are expected to be paid as soon as administratively practicable after the end of the performance period. Generally, the Company’s named executive officers will need to be actively employed on the date awards are paid to receive an award.

The Compensation Committee is responsible for administering the AIP and has full discretionary authority under the AIP and the authority to take any actions it deems necessary or advisable in carrying out its duties thereunder, including delegating its authority under the AIP.

The foregoing description of the AIP is qualified in its entirety by reference to the full text of the AIP, which is filed as Exhibit 10.13 and is incorporated herein by reference.

2019 Omnibus Incentive Compensation Plan

In connection with the Closing, effective as of February 7, 2019, the Company’s board of directors approved, subject to stockholder approval, which was obtained, the adoption of the Covetrus, Inc. 2019 Omnibus Incentive Compensation Plan (the “2019 Plan”). The material terms and provisions of the 2019 Plan are described in the Form S-4/S-1.

The foregoing description of the 2019 Plan is qualified in its entirety by reference to the full text of the 2019 Plan, which is filed as Exhibit 10.14 and is incorporated herein by reference.

Employee Stock Purchase Plan

In connection with the Closing, effective as of February 7, 2019, the Company’s board of directors approved, subject to stockholder approval, which was obtained, the adoption of the Covetrus, Inc. Employee Stock Purchase Plan (the “ESPP”). The material terms and provisions of the ESPP are described in the Form S-4/S-1, except that the first offering period under the ESPP will commence on a date to be determined by the Compensation Committee.

The foregoing description of the ESPP is qualified in its entirety by reference to the full text of the ESPP, which is filed as Exhibit 10.15 and is incorporated herein by reference.

Director Compensation

In connection with the Closing, on February 7, 2019, the Company’s board of directors approved the Company’s non-employee director compensation guidelines (the “Guidelines”). Pursuant to the Guidelines, each member of the Company’s board of directors who is not an employee of the Company or any parent or subsidiary of the Company will be paid annual directors’ fees in the amount of $285,000, consisting of $60,000 in cash and $225,000 in equity or other equity-linked compensation. In 2019, each of the non-management chair of the Company’s board of directors and the lead independent director will receive additional fees in the amount of $200,000 in cash. Additional annual cash stipends provided for under the Guidelines are as follows: (i) $90,000 for the non-management chair of the Company’s board of directors; (ii) $60,000 for the lead independent director; (iii) $30,000 for the Audit Committee chair; (iv) $25,000 for the Compensation Committee chair; (v) $15,000 for the Nominating and Governance Committee chair; (vi) $15,000 for the Strategy Committee chair; (vii) $15,000 for each member of the Audit Committee (other than the chair); (viii) $12,500 for each member of the Compensation Committee (other than the chair); (ix) $7,500 for each member of the Nominating and Governance Committee (other than the chair); and (x) $7,500 for each member of the Strategy Committee (other than the chair). The stipend amounts and form of equity awards are subject to the determination of the Company’s board of directors in establishing and approving the final director compensation policy.

While the Company currently expects to provide its non-employee directors with cash and equity compensation consistent with the Guidelines, the Company also currently expects to review the Guidelines from time to time and such policies may be subject to change.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 6, 2019, the Company’s amended and restated certificate of incorporation (the “Restated Certificate”) was filed with the Secretary of State of the State of Delaware, and the Restated Certificate and the Company’s amended and restated bylaws (the “Restated By-Laws”), each became effective.

The Restated Certificate amends and restates the Company’s Certificate of Incorporation, as amended, and the Restated By-Laws amend and restate the Company’s By-Laws, each in their entirety, to, among other things: (i) revise the authorized capital stock of the Company to consist of 675,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share; (ii) authorize the issuance of “blank check” preferred stock that could be issued by the Company’s board of directors without approval of stockholders; (iii) for the first three years following the Merger until the 2022 annual meeting of stockholders, divide the Company’s board of directors into three classes, serving staggered terms of one, two and three years, respectively; (iv) limit the ability of stockholders to remove directors by requiring the affirmative vote of holders of at least two-thirds of the outstanding shares of the Company’s capital stock then entitled to vote for removal and, until the 2022 annual meeting of stockholders, permitting directors to be removed only with cause; (v) provide that vacancies on the Company’s board of directors may be filled only by a majority vote of directors then in office; (vi) prohibit stockholders from calling special meetings of stockholders; (vii) prohibit stockholder action by written consent; (viii) establish advance notice requirements for stockholder nominations of candidates for election as directors before an annual or special meeting of the Company’s stockholders or to bring other business before an annual meeting of the Company’s stockholders; (ix) subject the Company to Section 203 of the Delaware General Corporation Law, which will prohibit the Company from engaging in business combinations with certain “interested stockholders” for three years following the date such stockholder became interested unless certain criteria are met; (x) require the approval of holders of at least two-thirds of the outstanding shares of the Company’s capital stock then entitled to vote to amend the Restated Certificate and the Restated By-Laws; (xi) designate the Court of Chancery of the State of Delaware, or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware, as the exclusive forum for certain litigation that may be initiated by our stockholders; and (xii) generally prohibit, for the two-year period following the Distribution, direct or indirect beneficial ownership (taking into account applicable ownership provisions of the U.S. Internal Revenue Code of 1986, as amended), and any agreement, understanding, or substantial negotiations to acquire beneficial ownership, by any person or persons of more than the applicable ownership limitation of the Company’s outstanding common stock or any other class or series of outstanding stock.

The foregoing descriptions of the Restated Certificate and the Restated By-Laws are qualified in their entirety by reference to the full texts of the Restated Certificate and the Restated By-Laws, which are filed as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The audited combined balance sheets of the Henry Schein Animal Health Business as of December 30, 2017 and December 31, 2016, the related audited combined statements of operations, comprehensive income, equity and cash flows for the Henry Schein Animal Health Business for the fiscal years ended December 30, 2017, December 31, 2016 and December 26, 2015, and the notes thereto, including the related report of the independent registered public accounting firm thereon, included in the Company’s Registration Statement on Form S-4/S-1 filed with the SEC on December 26, 2018 (as amended), are hereby incorporated by reference in this Current Report on Form 8-K.

The unaudited condensed combined balance sheet of the Henry Schein Animal Health Business as of September 29, 2018, the related unaudited condensed combined statements of operations, comprehensive income, equity and cash flows for the Henry Schein Animal Health Business for the nine months ended September 29, 2018 and September 30, 2017, and the notes thereto, included in the Company’s Registration Statement on Form S-4/S-1 filed with the SEC on December 26, 2018 (as amended), are hereby incorporated by reference in this Current Report on Form 8-K.

The audited consolidated balance sheets of Vets First Choice as of December 31, 2017 and December 31, 2016, the related audited consolidated statements of operations, changes in redeemable convertible preferred stock and stockholders’ deficit and cash flows for Vets First Choice for the fiscal years ended December 31, 2017, December 31, 2016 and January 2, 2016, and the notes thereto, including the related report of the independent registered public accounting firm thereon, included in the Company’s Registration Statement on Form S-4/S-1 filed with the SEC on December 26, 2018 (as amended), are hereby incorporated by reference in this Current Report on Form 8-K.

The unaudited condensed consolidated balance sheet of Vets First Choice as of September 30, 2018, the related unaudited condensed consolidated statements of operations, changes in redeemable convertible preferred stock and stockholders’ deficit and cash flows for Vets First Choice for the nine months ended September 30, 2018 and September 30, 2017, and the notes thereto, included in the Company’s Registration Statement on Form S-4/S-1 filed with the SEC on December 26, 2018 (as amended), are hereby incorporated by reference in this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of the Company as of September 29, 2018, and the unaudited pro forma condensed combined statements of operations of the Company for the nine months ended September 29, 2018 and the fiscal year ended December 30, 2017, and the notes thereto, included in the Company’s Registration Statement on Form S-4/S-1 filed with the SEC on December 26, 2018 (as amended), are hereby incorporated by reference in this Current Report on Form 8-K.

(d) Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Filing Date	Exhibit Number	Filed Herewith
2.1	Contribution and Distribution Agreement, dated as of April 20, 2018, by and among Henry Schein, Inc., HS Spinco, Inc., Direct Vet Marketing, Inc. and Shareholder Representative Services LLC	S-4/S-1	333-229026	December 26, 2018	2.1

2.2	Agreement and Plan of Merger, dated as of April 20, 2018, by and among Henry Schein, Inc., HS Spinco, Inc., HS Merger Sub, Inc., Direct Vet Marketing, Inc. and Shareholder Representative Services LLC	S-4/S-1	333-229026	December 26, 2018	2.2

2.3	Letter Agreement, Amendment No. 1 to Contribution and Distribution Agreement and Amendment No. 1 to Agreement and Plan of Merger, dated as of September 14, 2018, by and among Henry Schein, Inc., HS Spinco, Inc., HS Merger Sub, Inc., Direct Vet Marketing, Inc. and Shareholder Representative Services LLC	S-4/S-1	333-229026	December 26, 2018	2.3

2.4	Letter Agreement and Amendment No. 2 to Contribution and Distribution Agreement, dated as of November 30, 2018, by and among Henry Schein, Inc., HS Spinco, Inc., Direct Vet Marketing, Inc. and Shareholder Representative Services LLC	S-4/S-1	333-229026	December 26, 2018	2.4

2.5	Letter Agreement and Amendment No. 3 to Contribution and Distribution Agreement and Amendment No. 2 to Agreement and Plan of Merger, dated as of December 25, 2018, by and among Henry Schein, Inc., HS Spinco, Inc., HS Merger Sub, Inc., Direct Vet Marketing, Inc. and Shareholder Representative Services LLC	S-4/S-1	333-229026	December 26, 2018	2.5

2.6	Letter Agreement and Amendment No. 4 to Contribution and Distribution Agreement, dated as of January 15, 2019, by and among Henry Schein, Inc., HS Spinco, Inc., Direct Vet Marketing, Inc. and Shareholder Representative Services LLC	S-4/S-1	333-229026	January 15, 2019	2.6

3.1	Amended and Restated Certificate of Incorporation of Covetrus, Inc.					X

3.2	Amended and Restated Bylaws of Covetrus, Inc.					X

10.1	Credit Agreement, dated as of February 7, 2019, by and among Vet Intermediate Holdco II, LLC, JP Morgan Chase Bank, N.A., and the several banks and other financial institutions from time to time party thereto					X

10.2	Guarantee and Collateral Agreement, dated as of February 7, 2019, by and among Vet Intermediate Holdco II, LLC and JP Morgan Chase Bank, N.A.					X

10.3	Escrow Agreement, dated as of February 7, 2019, by and among Henry Schein, Inc., Covetrus, Inc., Shareholder Representative Services LLC and Continental Stock Transfer & Trust Company					X

10.4	Transition Services Agreement, dated as of February 7, 2019, by and between Henry Schein, Inc. and Covetrus, Inc.					X

10.5	Letter Agreement to Transition Services Agreement, dated February 7, 2019, by and between Covetrus, Inc. and Henry Schein, Inc.					X

10.6	Stock Subscription and Purchase Agreement, dated as of December 25, 2018, by and among Henry Schein, Inc., HS Spinco, Inc. and the purchasers party thereto	S-4/S-1	333-229026	December 26, 2018	10.19

10.7	Registration Rights Agreement, dated as of December 25, 2018, by and among HS Spinco, Inc. and the other parties thereto	S-4/S-1	333-229026	December 26, 2018	10.20

10.8	Employment Agreement, dated as of February 7, 2019 by and between Covetrus, Inc. and Benjamin Shaw					X

10.9	Employment Agreement, dated as of February 7, 2019 by and between Covetrus, Inc. and Christine T. Komola					X

10.10	Employment Agreement, dated as of February 7, 2019 by and between Covetrus, Inc. and Francis Dirksmeier					X

10.11	Employment Agreement, dated as of February 7, 2019 by and between Covetrus, Inc. and David Christopher Dollar					X

10.12	Employment Agreement, dated as of February 7, 2019 by and between Covetrus, Inc. and Georgina Wraight					X

10.13	Covetrus Annual Incentive Plan	S-4/S-1	333-229026	January 8, 2019	10.11

10.14	Covetrus 2019 Omnibus Incentive Compensation Plan	S-4/S-1	333-229026	December 26, 2018	10.9

10.15	Covetrus Employee Stock Purchase Plan					X

Cautionary Statement Concerning Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, all of which are subject to risks and uncertainties. These statements are identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate” or other comparable terms. Such forward-looking statements include, but are not limited to, statements about our future plans, including financial and operating results, plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to anticipated synergies, are forward-looking statements.

All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. Therefore, you should not rely on any of these forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, the ability to successfully integrate operations and employees; the ability to realize anticipated benefits and synergies of the transaction; the potential impact of the announcement of the transaction or consummation of the transaction on relationships, including with employees, customers and competitors; the ability to retain key personnel; the ability to achieve performance targets; changes in financial markets, interest rates and foreign currency exchange rates; and those additional risks and factors discussed in the Form S-4/S-1, including those discussed under the heading “Risk Factors” in the Form S-4/S-1. We undertake no duty and have no obligation to update any forward-looking statements contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Covetrus, Inc.
Dated: February 7, 2019	By:	/s/ Benjamin Shaw
	Name:	Benjamin Shaw
	Title:	President and Chief Executive Officer